UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2019

Camber Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1415 Louisiana, Suite 3500, Houston, Texas 77002

(Address of principal executive offices)

(210) 998-4035

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	CEI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 2, 2019, Camber Energy, Inc. (the “Company”) received notification (the “Deficiency Letter”) from the NYSE American LLC (“NYSE American”) that it is not in compliance with certain NYSE American continued listing standards (the “Listing Standards”). The Deficiency Letter indicated that the Company’s securities have been selling for a low price per share for a substantial period of time. Pursuant to Section 1003(f)(v) of the NYSE American Company Guide, the NYSE American staff determined that the Company’s continued listing is predicated on it effecting a reverse stock split of its common stock or otherwise demonstrating sustained price improvement within a reasonable period of time, which the staff determined to be until January 2, 2020. In connection with such Deficiency Letter and in order to comply with the NYSE American’s request for the Company to complete a reverse stock split, the Company completed the Reverse Stock Split discussed below under Item 3.03 on July 8, 2019.

The Company’s common stock will continue to be listed on the NYSE American (with a .BC indicator added to its trading symbol) while it attempts to regain compliance with the Listing Standards, subject to the Company’s compliance with other continued listing requirements. The NYSE American notification does not affect the Company’s business operations or its reporting obligations under the Securities and Exchange Commission regulations and rules and does not conflict with or cause an event of default under any of the Company’s material agreements.

The Company issued a press release on the same day of this report announcing that it had received the Deficiency Letter. See Item 8.01 below.

Item 3.03.	Material Modification to Rights of Security Holders.

As previously disclosed, pursuant to the authorization provided by the Company’s stockholders at the Company’s February 19, 2019, annual meeting (pursuant to which the Company’s stockholders granted authority to the Board of Directors, in its sole discretion, to determine whether to proceed with a reverse stock split and, if the Board of Directors so determined, to select the reverse stock ratio, in a ratio of between 1-for-5 and 1-for-25), the Board of Directors approved, on July 1, 2018, a 1-for-25 reverse stock split of the Company’s issued and outstanding shares of common stock (the “Reverse Stock Split”).

Reason for the Reverse Stock Split

The Reverse Stock Split was effected solely to enable the Company to expeditiously meet the low price per share selling price requirements of the NYSE American (which the Company was previously advised it would be in non-compliance with, and was formally notified of non-compliance with pursuant to the Deficiency Letter, as discussed above in Item 3.01), to reduce the risk of the Company being automatically delisted from the NYSE American due to the trading price of its common stock falling below $0.06 per share, which typically triggers the NYSE American to begin delisting procedures regarding a listed company’s securities, and to position the Company’s capitalization for the planned closing of the Lineal Star Holdings transaction as previously disclosed.

Effects of the Reverse Stock Split

Effective Date; Symbol; CUSIP Number. The Reverse Stock Split became effective at 12:01 a.m. Central Standard Time on July 8, 2019, and was reflected with the NYSE American and in the marketplace at the open of business on July 8, 2019 (the “Effective Date”), whereupon the shares of common stock began trading on a split-adjusted basis. In connection with the Reverse Stock Split, the Company’s shares of common stock will continue to trade on the NYSE American under the symbol “CEI” but will trade under a new CUSIP Number, 13200M 409.

Split Adjustment; No Fractional Shares. On the Effective Date, the total number of shares of the Company’s common stock held by each stockholder were converted automatically into the number of whole shares of common stock equal to (i) the number of issued and outstanding shares of common stock held by such stockholder immediately prior to the Reverse Stock Split, divided by (ii) 25.

No fractional shares will be issued, and no cash or other consideration will be paid. Instead, the Company will issue one whole share of the post-Reverse Stock Split common stock to any stockholder who otherwise would have received a fractional share as a result of the Reverse Stock Split.

Non-Certificated Shares; Certificated Shares. Stockholders who are holding their shares in electronic form at brokerage firms do not have to take any action as the effect of the Reverse Stock Split will automatically be reflected in their brokerage accounts.

Stockholders holding paper certificates may (but are not required to) send the certificates to the Company’s transfer agent at the address given below. The transfer agent will issue a new share certificate reflecting the terms of the Reverse Stock Split to each requesting stockholder.

ClearTrust, LLC

16540 Pointe Village Dr, Suite 205

Lutz, Florida 33558

Phone: (813) 235-4490

Fax: (813) 388-4549

Please contact ClearTrust, LLC for further information, related costs and procedures before sending any certificates.

Certificate of Amendment to Articles of Incorporation. The Reverse Stock Split was affected by the Company filing a Certificate of Amendment to its Articles of Incorporation (the “Certificate”) with the Secretary of State of the State of Nevada on July 3, 2019. The Certificate was not effective until the Effective Date. As discussed above, the stockholders previously granted authority to the Board of Directors of the Company to complete the Reverse Stock Split at the February 19, 2019 annual meeting, which authority the Board of Directors relied upon in approving the filing of the Certificate.

Capitalization. As of July 8, 2019 (immediately prior to the Effective Date), there were 53,874,930 shares of common stock outstanding. As a result of the Reverse Stock Split, there are approximately 2,154,998 shares of common stock outstanding (subject to adjustment due to the effect of rounding fractional shares into whole shares). The Reverse Stock Split will not have any effect on the stated par value of the common stock or the number of authorized shares of common stock (250,000,000 shares).

The Reverse Stock Split does not affect the Company’s authorized preferred stock. After the Reverse Stock Split, the Company’s authorized preferred Stock of 10,000,000 shares remained unchanged. Additionally, the Reverse Stock Split will not affect the par value of the preferred stock, or previously designated series of preferred stock, except to affect, where applicable, the conversion rates and voting rights of such preferred stock.

Each stockholder’s percentage ownership interest in the Company and proportional voting power remains virtually unchanged as a result of the Reverse Stock Split, except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of common stock will be substantially unaffected by the Reverse Stock Split.

All options, warrants and convertible securities of the Company outstanding immediately prior to the Reverse Stock Split (to the extent they don’t provide otherwise) will be appropriately adjusted by dividing the number of shares of common stock into which the options, warrants and convertible securities are exercisable or convertible by 25 and multiplying the exercise or conversion price thereof by 25, as a result of the Reverse Stock Split.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information required by this Item 5.03 is set forth in Item 3.03 above, which information is incorporated herein by reference.

Item 8.01.	Other Information.

On July 8, 2019, the Company issued a press release disclosing receipt of the Deficiency Letter and its non-compliance with the Listing Standards and announcing the effectiveness of the 1-for-25 reverse stock split of the Company’s issued and outstanding common stock. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated in this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
3.1*	Certificate of Amendment to Articles of Incorporation (1-for-25 Reverse Stock Split of Common Stock) filed with the Nevada Secretary of State on July 3, 2019, and effective July 8, 2019
99.1**	Press Release Dated July 8, 2019

* Filed herewith.

** Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBER ENERGY, INC.

By:	/s/ Robert Schleizer
Name:	Robert Schleizer
Title:	Chief Financial Officer

Date: July 8, 2019

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1*	Certificate of Amendment to Articles of Incorporation (1-for-25 Reverse Stock Split of Common Stock) filed with the Nevada Secretary of State on July 3, 2019, and effective July 8, 2019
99.1**	Press Release Dated July 8, 2019

* Filed herewith.

** Furnished herewith.